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                                                                   EXHIBIT 10.12

                                24/7 MEDIA INC.

                         NETWORK AFFILIATION AGREEMENT

     1.   AFFILIATION.
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     The undersigned (hereinafter the "Network Affiliate"), the operator and owner of the Internet website(s) (the "Website(s)") specified on the signature pages hereto, hereby subscribes to be a member of the internet advertising network owned and operated by 24/7 Media, Inc., a Delaware corporation ("24/7"), and hereby grants solely to 24/7 the right and privilege to sell the Advertising Availabilities (as hereinafter defined) of the Network Affiliate to advertisers, advertising agencies, buying services or others ("Advertisers"). Advertising Availabilities include advertising banners, sponsorships, and those segments or spaces reasonably suitable for the display of advertising and to which the Tags (as defined in 2(A) below) shall be affixed as provided herein, on those pages or screens on the Website(s) owned and operated by the Network Affiliate (individually, a Page or Screen, collectively, the Pages or Screens).

     2.   OBLIGATIONS OF 24/7.
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     In furtherance of the foregoing, 24/7 covenants and agrees to:

          A. provide the Network Affiliate, during the term of this Agreement (the Term) and only for use in the performance of this Agreement, with unique tags in HTML/Java or other appropriate language (the Tags) (in which the Network Affiliate will not have or acquire any proprietary or property rights or interests, including any intellectual property rights), which will enable 24/7 to serve advertising to the Pages and Screens;

          B. utilize its best efforts to sell the Advertising Availabilities on the Pages and Screens to Advertisers at such prices as 24/7 shall deem appropriate;

          C.   serve advertising to the Pages and Screens;

          D. provide the Network Affiliate with notice, via posting on 24/7 provided software of new advertisements that have been solicited by 24/7 to be displayed on the Network Affiliate's Website, and to use its best efforts to honor any decision by Network Affiliate to decline any advertisement, in accordance with the provisions in 3(D) below.

          E. provide the Network Affiliate with real-time access to records that will allow it to monitor the number of paid advertisements delivered to each Page or Screen and the revenue (subject to billing corrections and



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              adjustments) produced thereby. All such records, including data, statistical information or other traffic analysis, produced or provided by 24/7 shall be jointly owned by Network Affiliate and 24/7,

          F. Information on the Network Affiliate's including, audience numbers, viewership, inventory, site performance shall only be used in aggregate form for the purpose of generating sales by 24/7, and

          F. maintain suitable and qualified personnel in administrative, sales and technical positions necessary for 24/7 to perform effectively the terms of this Agreement.

     3.   OBLIGATIONS OF NETWORK AFFILIATE.
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     The Network Affiliate covenants and agrees:

          A. that during the Term, it shall use its best efforts to continue and maintain its Website(s), Pages, and Screens;

          B. to insert the Tags on each Page or Screen and only on such Pages or Screens in such a manner as to assure that the advertisement to be affixed to said Tag is fully and clearly visible on the first screen viewed when the Page or Screen is viewed at a 640 x 480 pixel resolution;


          C. that the Network Affiliate's total Advertising Availabilities, excluding availabilities allocated to barter agreements, constitute not less than seventy (50%) percent of the Network Affiliate's total number of Pages and Screens served (the Inventory);

          D. to notify 24/7 within one (1) business day from the time of notice of any new advertisement is given of the Network Affiliate's rejection of any new advertisement. Failure to provide timely notice of rejection of the new advertisement shall be deemed acceptance thereof.

          E. to furnish 24/7 with all subscribership, viewership, inventory, and usage reports; reviews and audience studies; deliveries; census requirements; and any other information regarding the Website(s), Pages, and Screens as is reasonably available to the Network Affiliate and appropriate for use by 24/7 for the sale of Advertising Availabilities; and

          F. not to engage, contract with, license or permit any person, firm or entity other than 24/7 and its employees, or Network Affiliate's internal sales force to sell, or represent the Network Affiliate for the sale of, Advertising Availabilities in the USA on any Website, Page or Screen owned or operated by the Network Affiliate in or on which the Advertising Availabilities appear or are a part, as the case may be provided however that in cases where Network Affiliate has or makes a partnership agreement that allows a third party site or it's designated representative to sell the co-branded availabilities hosted by Network Affiliate then this section will not apply.

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     4.   PAYMENTS.
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          A.  All cash and other consideration generated from the sale of
Advertising Availabilities by 24/7 (the Payment) shall be payable directly to 24/7 by Advertisers. 24/7 shall pay to the Network Affiliate 65% percent of the Payment received by 24/7 for the sale of Advertising Availabilities, less those advertising agency commissions actually retained by agencies or paid by 24/7 to agencies with respect to the sale of Advertising Availabilities on the Network Affiliate's Website(s).


          B. The Network Affiliate may elect to have 24/7 serve advertisements not sold by 24/7, for which Network Affiliate will pay 24/7 a serving fee of $2.50 cost per thousand ("CPM"). Advertisements served but not sold by 24/7 may constitute no more than thirty percent (30%) of Inventory as defined in Section 3(C) above.

          C.  24/7 agrees to deliver to the Network Affiliate, within forty-five
(45) days following the close of each calendar month; (i) a statement showing revenues earned by the Network Affiliate during said calendar month, (ii) a payment representing the portion of the Network Affiliate's earnings currently due based upon collections.

          D. In the event any Advertiser remits any Payment directly to the Network Affiliate rather than to 24/7, the Network Affiliate agrees to make prompt payment to 24/7 of any and all such Payments.

     5.  INTELLECTUAL PROPERTY. All hardware, software, programs, codes, trade
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names, technology, intellectual property, licenses, patents, trademarks, copyrights, trade secrets, know-how, and processes (collectively, the 24/7 Technology) used to serve the Network Affiliate with advertising under this Agreement shall remain the sole property of 24/7. Network Affiliate shall have no rights, title or interest in the 24/7 Technology. Upon the expiration or termination of this Agreement, each party shall promptly return all information, documents, manuals and other materials belonging to the other party except as otherwise provided in this Agreement.

     6.  CONFIDENTIALITY. 24/7 and Network Affiliate covenant to each other that
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it shall not disclose to any third party (other than its employees and directors, in their capacity as such, and the employees and directors of any affiliate on a need to know basis so long as they are bound by the terms of this Agreement) any information regarding the terms and provisions of this Agreement or any non-public confidential information which has been identified as such by the other Party hereto except (i) to the extent necessary to comply with any law or valid order of a court of competent jurisdiction (or any regulatory or administrative tribunal), in which event the party so complying shall so notify the others as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, if available; (ii) as part of its normal reporting or review procedure to its auditors or its attorneys, as the case may be, so long as they are notified of the provisions of this Agreement; (iii) in order to enforce its rights pursuant to this Agreement; (iv) in connection with any filing with any governmental body or as otherwise required by law; and (v) in a confidential disclosure made in connection

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with a contemplated financing, merger, consolidation or sale of capital stock of
24/7 or the Network Affiliate.

     7.  TERM. The term of this Agreement (the "Term") shall commence on the
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Effective Date and shall continue in effect until either party terminates it.
Termination will be effective four (4) months after the date on which written notice is given, as determined under the provisions of Section 12 below, to the other party, by certified mail, return receipt requested.

     8.  CONTENT OF WEBSITE. Network Affiliate warrants and represents that the
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Website Pages, and Screens (and their respective content) will not in any way disparage 24/7 or the Advertisers whose advertisements are solicited through this Agreement. It is understood and agreed that the report or publication of news, text in chat rooms and news events shall not, for the purposes hereof, be considered disparaging in any way. Network Affiliate further covenants and agrees not to include or provide via its Website, Pages or Screens, any material that is or may be considered: (i) libelous, obscene, or defamatory under any federal or state law; (ii) an infringement of any third party's intellectual property rights (including copyright, patent, trademark, trade secret or other proprietary rights); or (iii) an infringement on any third party's rights of publicity or privacy. Network Affiliate further covenants and agrees, with respect to the operation of its Website(s), Pages and Screens, to comply with all laws, statutes, ordinances, and regulations.

     9.  INDEMNIFICATION. Network Affiliate shall indemnify and hold harmless
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24/7, its advertisers and other suppliers and any related third parties, against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by 24/7) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by Network Affiliate in connection with the acceptance of, or the performance or non-performance by Network Affiliate of, any of its duties under this Agreement or arising from the breach by Network Affiliate of its warranties, representations or covenants contained in this Agreement. 24/7 shall indemnify and hold harmless the Network Affiliate, against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and legal and other expenses (including reasonable legal fees and expenses of attorneys chosen by Network Affiliate) as and when incurred, arising out of or based upon any act or omission or alleged act or alleged omission by 24/7 in connection with the acceptance of, or the performance or non-performance by 24/7 of, any of its duties under this Agreement or arising from the breach by 24/7 of its warranties, representations or covenants contained in this Agreement.

     10.  NO POACHING. Network Affiliate and 24/7 agrees that, for a period of
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one year from the end of the Term, neither entity nor its' affiliates will solicit or recruit the services of any employees of either company, or hire any such employees.

     11.  NO WAIVER. This Agreement shall not be waived, modified, assigned or
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transferred except by a written consent to that effect signed by Network
Affiliate and 24/7.

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Network Affiliate agrees that if it assigns or transfers this Agreement, it shall cause such successor, assignee, or transferee to assume all of the Network Affiliate's obligations hereunder. Any assignment, transfer, or assumption shall not relieve the Network Affiliate of liability hereunder.

     12.  GOVERNING LAW. This Agreement shall be governed by and construed in
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accordance with the laws of the State of New York applicable to contracts made and performed therein, without regard to principles of conflicts of laws.

     13. NOTICES. All notices required or permitted to be given hereunder shall be in writing and either hand-delivered, telecopied, mailed by certified first class mail, postage prepaid, or sent via electronic mail to the other party or parties hereto at the address(es) set forth below. A notice shall be deemed given when delivered personally, when the telecopied notice is transmitted by the sender, three business days after mailing by certified first class mail, or on the delivery date if delivered by electronic mail.

     14.  ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and
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supersedes all prior agreements of the Parties with respect to the transactions set forth herein and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

     15.  COUNTERPARTS. This Agreement may be executed in counterparts, each of
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which shall be deemed an original and all of which together shall constitute one and the same document.



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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this 1st day of March, 1998 (the "Effective Date").

24/7 MEDIA, INC.

By: /s/ Signature Illegible

Title: VP Business Development

E-mail address: bMELLO@247MEDIA.com

NETWORK AFFILIATE:

Name of Website:  Talk City

Website URL: www.talkcity.com

Corporate Name:  Liveworld Productions

Address:  307 Orchard City Drive

Address:  Suite 350, Campbell, CA 95008.

By:  /s/ Peter Friedman

Name:  CEO & President Peter Friedman

Title:  ____________________

E-mail address:  Friedman@liveworld.com

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